As filed with the Securities and Exchange Commission on August 12, 2020
File No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware			13-3621676
(State of incorporation)			(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)			(Zip code)

Ambac Financial Group, Inc. 2020 Incentive Compensation Plan
(Full title of the plan)

Stephen M. Ksenak, Esq
Ambac Financial Group, Inc.
One World Trade Center
New York, NY 10007
(Name and address of agent for service)

(212)	658-7470
(Telephone number, including area code, of agent for service
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share, under the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan	1,475,000	$12.94	$19,086,500	$2,477.43

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this Registration Statement shall also cover additional shares of the Registrant’s common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee on the basis of $12.94, the average of the high and low sale prices per share of common stock as reported on the New York Stock Exchange on August 7, 2020.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering 1,475,000 shares of common stock of Ambac Financial Group, Inc. (the “Registrant”) that may be issued to participants under the Registrant’s 2020 Equity Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information required by Part I of Form S-8 will be sent or given to employees or others as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act of 1933”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The documents listed in (a) through (d) below are incorporated herein by this reference thereto, and all documents subsequently filed (other than respective filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and June 30, 2020, filed with the Commission on May 11, 2020 and August 6, 2020, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2020 and June 3, 2020; and

(d)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-10777) filed with the Commission on May 1, 2013, pursuant to Section 12(b) of the Exchange Act, as updated by Registration Statement on Form 8-A (File No. 001-10777) filed with the Commission on January 30, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents with the Commission.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Stephen M. Ksenak, Senior Managing Director and General Counsel of the Registrant, has given an opinion on the validity of the issuance of the securities being registered. Mr. Ksenak beneficially owns, or has the right to acquire under the Registrant’s employee benefits plans, an aggregate of less than 1% of the Registrant’s common stock.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
In addition, the Registrant’s Amended and Restated Certificate of Incorporation, effective May 1, 2013 (the “Certificate of Incorporation”), and Amended By-laws, effective February 27, 2020 (the “By-laws”), provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, the Registrant has entered into an employment agreement with each of Claude LeBlanc, the Registrant’s President and Chief Executive Officer, David Trick, the Registrant’s Executive Vice President, Chief Financial Officer and Treasurer, and Stephen M. Ksenak, the Registrant’s Senior Managing Director and General Counsel, pursuant to which the Registrant has agreed to indemnify Messrs. LeBlanc, Trick and Ksenak to the maximum extent that the Registrant’s officers and employees are entitled to indemnification pursuant to the Certificate of Incorporation and By-laws.
As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation eliminates, to the fullest extent permitted by law, personal liability of a director of the Registrant to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The Registrant’s Certificate of Incorporation and By-laws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such expense, liability or loss under the provisions of Section 145 of the DGCL.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 1, 2013. (Filed as Exhibit 3.2 to Ambac Financial Group, Inc.’s Registration Statement on Form 8-A filed May 1, 2013 and incorporated herein by reference.)

4.2
Amended By-laws of Ambac Financial Group, Inc., effective as of February 27, 2020. (Filed as Exhibit 3.2 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 2, 2020, and incorporated herein by reference.)

4.3	Specimen form of stock certificate. (Filed as Exhibit 4.1 to Ambac Financial Group, Inc.’s Registration Statement on Form 8-A filed May 1, 2013 and incorporated herein by reference.)
4.3
Ambac Financial Group, Inc. Incentive Compensation Plan (Filed as Appendix A to Ambac Financial Group, Inc.’s 2013 Definitive Proxy Statement on Schedule 14A filed on November 8, 2013 and incorporated herein by reference.)

4.4
Ambac Financial Group, Inc. 2020 Incentive Compensation Plan (Filed as Appendix B to Ambac Financial Group, Inc.’s 2020 Definitive Proxy Statement on Schedule 14A filed on April 15, 2020 and incorporated herein by reference.)

5.1*	Opinion of Stephen M. Ksenak
23.1*	Consent of KPMG LLP
23.2*	Consent of Stephen M. Ksenak (included in Exhibits 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
*Filed herewith.

Item 9.    Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(c)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 12, 2020.

AMBAC FINANCIAL GROUP, INC.

/s/ Stephen M. Ksenak
Name: Stephen M. Ksenak
Title: Senior Managing Director and General Counsel

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen M. Ksenak and William J. White, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Claude LeBlanc	President, Chief Executive Officer and Director	August 12, 2020
Claude LeBlanc	(Principal Executive Officer)
/s/ David Trick	Executive Vice President, Chief Financial Officer and Treasurer	August 12, 2020
David Trick	(Principal Financial Officer)
/s/ Jeffrey S. Stein	Chairman of the Board	August 12, 2020
Jeffrey S. Stein
/s/ Alexander D. Greene	Director	August 12, 2020
Alexander D. Greene
/s/ Ian D. Haft	Director	August 12, 2020
Ian D. Haft
/s/ David L. Herzog	Director	August 12, 2020
David L. Herzog
/s/ Joan Lamm-Tennant	Director	August 12, 2020
Joan Lamm-Tennant
/s/ C. James Prieur	Director	August 12, 2020
C. James Prieur

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